UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2023, the Board of Directors (the “Board”) of ATN International, Inc. (the “Company”), appointed Mr. Prior as the Company’s Executive Chairman, effective on January 1, 2024. In connection with this appointment, the Board appointed Brad Martin as Chief Executive Officer and as a director of the Company, effective January 1, 2024.

In addition, on November 13, 2023, the Company received notice from Justin Benincasa, the Company’s current Chief Financial Officer, of his retirement from the Company, effective March 18, 2024. On November 13, 2023, the Board also appointed Mr. Carlos Doglioli as Chief Financial Officer of the Company, effective March 18, 2024, coinciding with Mr. Benincasa’s retirement. Mr. Doglioli plans to join the Company with an effective start date of January 8, 2024 to transition responsibilities from Mr. Benincasa. The Board had been working closely with both Mr. Prior and Mr. Benincasa on succession planning and on November 15, 2023, the Company issued a press release regarding the succession plan for its Chief Executive Officer and Chief Financial Officer

Mr. Martin, 48, has been Chief Operating Officer since joining ATN in 2018. Previously, Mr. Martin served as Chief Operating Officer for Senet Inc., a leading “low power wide area” network (LPWAN) operator and global service provider. From 2013 through 2015, Mr. Martin served as Senior Vice President and Chief Quality Officer with Extreme Networks, a global leader in software-driven networking solutions for Enterprise and Service Provider customers. Between 2008 and 2013, he served as Vice President of Engineering Operations and Quality with Siemens Enterprise Communications and Enterasys Networks, delivering voice and data networking hardware and software solutions to global enterprises. Mr. Martin holds a Bachelor of Science, Mechanical Engineering from the University of Maine, is a published author and featured industry speaker. Mr. Martin brings particular experience to the Board of Directors in his telecommunications industry operating and strategic experience. There are no arrangements or understandings between Mr. Martin and any other person pursuant to which Mr. Martin was selected as a director. Mr. Martin was not appointed to any committee of the Board of Directors at the time of his election. Since the beginning of the Company’s last year, other than with respect to his employment as Chief Operating Officer, there have not been any transactions, or currently proposed transactions, or series of similar transactions, in which the Company was a party and in which Mr. Martin had a direct or indirect material interest.

Mr. Doglioli, 53, previously served as Senior Vice President, Chief Financial Officer & Chief Operating Officer for Centennial Towers, a leading provider of wireless infrastructure solutions in Latin America. From 1999 to 2014, Mr. Doglioli served in several senior and key finance roles for portfolio companies of Devonshire Investors and Fidelity Investments, including as the Chief Financial Officer of Backyard Farms from 2012-2014, the Managing Director of Finance of J. Robert Scott from 2008-2012, and Chief Financial Officer of MetroRED Mexico from 2004-2007. Mr. Doglioli holds a Bachelor of Science in Management Information Systems from Caece University in Buenos Aires, Argentina, and a Master of Business Administration from Babson College.

Beginning January 1, 2024, Mr. Martin will receive an annual base salary for his services as Chief Executive Officer of $525,000 and is scheduled to receive an annual grant of equity in March 2024 with an estimated value of $1,500,000 on such terms and conditions to be approved by the Compensation Committee when issuing the grant.  In addition, Mr. Martin will be eligible to receive an annual cash performance bonus targeted at 100% of his base salary, with the actual amount of such bonus to be determined by the Compensation Committee of the Board of Directors.   Mr. Martin will not receive any compensation for his service as a director of the Company.

Mr. Doglioli will receive an annual base salary of $400,000 and is scheduled to receive an initial grant of equity in March 2024 with an estimated value of $850,000 on such terms and conditions to be approved by the Compensation Committee when issuing the grant.  In addition, Mr. Doglioli will be eligible to receive an annual cash performance bonus targeted at 75% of his base salary, with the actual amount of such bonus to be determined by the Compensation Committee of the Board.  Mr. Doglioli is also eligible to participate in the Company’s medical, dental, 401(k) and other standard benefit plans generally available to Company employees.

Each of Mr. Martin and Mr. Doglioli entered into executive agreements that provide severance benefits, substantially on the same form set forth as Exhibits 10.12 and 10.11, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. With respect to Mr. Martin, the executive agreement has an effective date of January 1, 2024 and with respect to Mr. Doglioli, the executive agreement has an effective date of January 8, 2025.

There are no family relationships between Mr. Martin or Mr. Doglioli and any director or executive officer of the Company, and neither of them has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Beginning January 1, 2024, Mr. Prior will receive an annual base salary for his service as Executive Chairman of $525,000 and is scheduled to receive a grant of equity in March 2024 with an estimated value of $1,500,000 on such terms and conditions to be approved by the Compensation Committee when issuing the grant.  Mr. Prior will continue to be eligible to receive an annual cash performance bonus for the fiscal year ended December 31, 2023, but beginning in 2024, will no longer be eligible to receive an annual cash performance bonus. Mr. Prior’s executive agreement that provides severance benefits, substantially on the same form set forth as Exhibits 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, will remain in place for the duration of his employment as Executive Chairman. Mr. Prior will also be eligible to participate in the Company’ s medical, dental, 401(k), Deferred Compensation Plan and other standard benefit plans generally available to Company employees.

Item 7.01.        Regulation FD Disclosure.

On November 15, 2023, the Company issued a press release regarding the succession plan for its Chief Executive Officer and Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and hereby incorporated by reference.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to, among other matters, the Company’s succession plans for its Chief Executive Officer and Chief Financial Officer roles and the expected timing of the transitions for both roles. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and ARPU; (2) loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management’ (3) the Company’s ability to realize expansion plans for its fiber markets; (4) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (5) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (6) the Company’s continued access to capital and credit markets on terms it deems favorable; (7) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (8) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (9) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (10) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; (11) increased competition; and (12) either of Mr. Martin or Mr. Doglioli may decide not to commence employment with the Company in the positions, or at the expected times, described herein. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by law.

Item 9.01         Financial Statements and Exhibits.

(d)                      Exhibits.

Exhibit Number	Description of Exhibit

10.1	Offer Letter and Restricted Covenant Agreement by and between ATN International, Inc. and Carlos Doglioli, dated November 13, 2023.
10.2	Form of Severance Agreement with Non-CEO Executive Officers (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10 K (File No. 001 12593) for the year ended December 31, 2022 filed on March 15, 2023).
10.3	Form of Severance Agreement with Chief Executive Officer (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10 K (File No. 001 12593) for the year ended December 31, 2022 filed on March 15, 2023).
99.1	Press release of the Company, dated November 15, 2023
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: November 16, 2023